EXHIBIT 10.51
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                                 PROMISSORY NOTE
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$350,000.00                                                     October 10, 2001
                                                             Lake Oswego, Oregon

      FOR VALUE RECEIVED, TSET, INC., a Nevada Corporation (the "Borrower"), hereby promises to pay to the order of JEFFREY D. WILSON (the "Lender"), at 5003-F Foothills Road, Lake Oswego, Oregon 97034, or such other place or places as he may hereafter designate to the Borrower, in lawful money of the United States of America, the original principal sum of Three Hundred Fifty Thousand Dollars (US $350,000.00), together with accrued interest on the unpaid principal balance hereof from the date of this Note until all amounts due and payable hereunder are paid in full.

      Except as otherwise provided herein, interest shall accrue as of the date of this Note and shall be calculated on the entire principal sum outstanding from time to time at the IRS Midterm Rate per annum. The entire principal amount and all accrued interest shall be due and payable by the Borrower on June 30, 2006. The Borrower shall pay installments of principal and interest in an amount equal to Twenty Thousand Dollars (US $20,000.00) in cash quarterly in arrears. The first installment payment under this Note shall be due on March 31, 2002 and each subsequent installment payment shall be due on the last day of each corresponding quarter thereafter. Any installment of principal or interest due under this Note which is not promptly paid by the tenth (10th) calendar day following the applicable due date, such payment shall bear interest at the rate of the IRS Midterm Rate plus five percent (5%) per annum commencing on the date immediately following the day upon which the payment was due until the amount of any such payment is paid to the Lender in full. In addition, in the event the Borrower fails to make any installment payment of principal or interest due under this Note which is not promptly paid by the tenth (10th) day following the applicable due date, the Borrower shall grant to the Lender a fully vested and immediately exercisable three (3) year option to purchase ten thousand (10,000) shares of the Borrower's common stock, par value $0.001 per share (the "Common Stock"), at a purchase price per share equal to the closing price of the Borrower's Common Stock as of the date such installment payment was due. Failure to make required quarterly installments will only be considered an Event of Default (as defined herein) upon the failure by the Borrower to timely make three (3) quarterly installments under this Note. Upon the occurrence of any Event of Default, (as defined herein) by the Borrower of any term or provision of this Note, all sums outstanding under this Note shall thereupon immediately bear interest at the rate of the IRS Midterm Rate plus five percent (5%) per annum until all outstanding amounts owing to the Lender under this Note have been paid in full. The Borrower does not intend or expect to pay, nor does the Lender intend or expect to charge, collect or accept, any interest greater than the highest legal rate of interest which may be charged under any applicable law. Should the acceleration hereof or any charges made hereunder result in the computation or earning of interest in excess of such legal rate, any and all such excess shall be and the same is hereby waived by the Lender, and any such excess shall be credited by the Lender to the principal balance hereof.

      If any amount hereunder is payable on a day which is a Saturday, Sunday, legal holiday or a day on which banking institutions in Lake Oswego, Oregon are authorized or required by law or by local proclamation to close, the due date thereof shall be extended to the next succeeding business day and interest thereon shall accrue during the period of such extension at the rate provided herein.

      At the option of the Lender, all sums advanced hereunder together with accrued interest thereon shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default (an "Event of Default"): (a) failure to timely make three (3) quarterly installments of principal and interest due under this Note; (b) the commencement of any proceedings under any bankruptcy laws of any jurisdiction or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether in law or equity) is filed by or against the Borrower or for all or any part of its property; or (c) in the event the Borrower receives cash gross proceeds from a single or series of financings during the term of this
Note in an amount equal to or greater than Ten Million Dollars (US $10,000,000.00). The Borrower's failure to timely make the Initial Payment, as defined in Section 7 of the Agreement to which this Note is attached as Exhibit B, shall be counted as one of the missed installments for purposes of the clause
(a) of this paragraph in determining the occurrence of an Event of Default.

      The Borrower and any endorsers, sureties, guarantors, and assignors of this Note (including any other persons ever liable for payment for any amounts due hereunder) hereby jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and nonpayment or dishonor, diligence in collecting amounts due hereunder, grace, and all other formalities of any kind whatsoever, and consent to all extensions without notice for any periods of time and partial payments, all without prejudice to the Lender. No failure, delay, or omission by the Lender or any holder of this Note in exercising any right, power, or remedy (collectively, "right") hereunder shall operate as a waiver or relinquishment thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right hereunder. The Lender's rights hereunder are cumulative and not exclusive of any other rights provided at law or in equity.

      The Lender shall have the right to assign this Note or payments of amounts due hereunder. The Borrower shall have the right to assign this Note in whole or in part as long as the Borrower remains liable for all sums due hereunder.

      If this Note becomes in default and is placed in the hands of an attorney, the Borrower agrees to pay any and all fees, costs, charges and expenses incurred by the Lender, including, but not limited to, reasonable attorney's fees; provided, however, that no such payments by the Borrower shall be construed as interest or finance charges hereunder for purposes of determining the maximum lawful rate of interest payable hereunder.

      The principal amount of this Note may be prepaid in whole or in part at any time prior to the maturity of this Note without premium, penalty, or fee. Each prepayment of principal shall be credited first to accrued interest and then to reduce the unpaid principal amount hereof. No partial prepayment of principal shall act to suspend, postpone or waive any regularly scheduled payment of interest due under this Note.

      This Note shall be construed and enforced according to the laws of the State of Nevada, excluding all principles of choice of laws, conflict of laws or comity. Each person now or hereafter becoming obligated for the payment of the

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

indebtedness evidenced by this Note hereby consents to personal jurisdiction and venue in Clackamas County, Oregon, in the event of any litigation in any way arising out of the loan evidenced hereby.

      The terms of this Note may not be changed orally. This Note shall be binding on the successors and assigns of the Borrower. The Borrower shall not assign this Note nor delegate any of its obligations hereunder without the Lender's prior written consent.

      Any notice required or permitted hereunder shall be provided to the Lender at the address first written above, and any similar notice to the Borrower shall be provided to 333 South State Street, PMB 111, Lake Oswego, Oregon 97034
(unless the Borrower provides written notice to the Lender of any different address). The Borrower shall notify the Lender in writing of the street address of its physical offices, whether in Lake Oswego or elsewhere. Notices provided hereunder shall be given in writing and shall be deemed given when delivered in person, when sent by facsimile or other electronic transmission (with confirmation of delivery or answerback to be attached), three days after being sent via express or courier delivery, or ten (10) days after being sent via registered or certified mail (return receipt requested), in all cases with postage and delivery charges prepaid by the sender.

      THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE LENDER AND THE BORROWER, THIS NOTE, OR ANY DOCUMENTS EXECUTED IN CONNECTION HEREWITH, OR THE FINANCING CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER EXTENDING THE LOAN EVIDENCED BY THIS NOTE.



                                          TSET, INC.


                                          By: /s/ Richard Papworth
                                          Name:   Richard Papworth
                                          Title:  Chief Financial Officer